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                                State of Florida

                              [seal appears here]
                              Department of State

I certify the attached is a true and correct copy of the Articles of Incorporation of AXXBIZ.COM, INC., a Florida corporation, filed on November 4, 1999, as shown by the records of this office.

The document number of this corporation is P99000097607.




                                                 Given under my hand and the
                                             Great Seal of the State of Florida
                                           at Tallahassee, the Capitol, this the
                                                 Fifth day of November, 1999
[seal appears here]

                                                      /s/ Katherine Harris
                                                         Katherine Harris
                                                        Secretary of State



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amount of the subscription price has been paid and shall not be subject to assesment to pay the debts of the corporation.

                                   ARTICLE V
                                   ---------
                            INITIAL OFFICE AND AGENT

The address of this corporation's initial registered office in the State of Florida is 10888 Avenida Santa Ana Boca Raton, Florida 33498 and the name of its initial registered agent at said registered office is Douglas E. Greer. The written acceptance of the said initial registered agent, as required by the provisions of Section 607.0501(3) of the Florida Business Corporation Act is set forth following the signature of the incorporator and is made a part of these Articles of Incorporation.

                                   ARTICLE VI
                                   ----------
                                PRINCIPAL OFFICE

The address of the Principle office of the corporation is 10888 Avenida Santa Ana Boca Raton, Florida 33498. The corporation may maintain offices, agencies and places of business in any other state in the United States and in foreign countries without restrictions as to place, as the Board of Directors may from time to time determine or the business of the corporation may require.

                                  ARTICLE VII
                                  -----------
                           INITIAL BOARD OF DIRECTORS

The number of directors constitiuting the initial Board of Directors of this corporation is one (1) and the number of directors of this corporation shall not be less than one (1). The name and address of the person who is to serve as director until the first annual meeting of shareholders, or until his successor is elected and qualified is:

      Douglas E. Greer                              10888 Avenida Santa Ana
                                                    Boca Raton Florida 33498

                                  ARTICLE VIII
                                  ------------
                                INDEMNIFICATION

The corporation shall, to the fullest extent permitted by the provisions of the Florida Business Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have the power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Officer, Employee, or agent and shall inure to the benefit of the heirs, executor and administrators of such a person.

                                   ARTICLE X
                                   ---------
                                  INCORPORATOR

The name and address of the incorporator signing these Articles of Incorporation is Douglas E. Greer 10888 Avenida Santa Ana Boca Raton, Florida 33498.

Dated this 2nd Day of November, 1999


                                              /s/ Douglas E. Greer
                                              ------------------------------
                                              Douglas E. Greer, Incorporator